Exhibit No. 10.27

                              STOCKHOLDER AGREEMENT


      STOCKHOLDER AGREEMENT dated as of July 31, 1998 among Nationwide Warehouse & Storage, Inc., an Ohio corporation (the "Company"), Room Plus, Inc., a New York corporation ("Parent"), Room Plus Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Parent ("Sub"), and Marc Zucker (the "Stockholder").

      WHEREAS, Parent, Sub and the Company propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of the Company with and into the Sub (the "Merger");

      WHEREAS, the Stockholder owns the number of shares of Common Stock, par value $.00133 per share, of the Parent (the "Parent Common Stock") set forth opposite the Stockholder's name on the signature page hereof; such shares of Parent Common Stock, as such shares may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Parent being referred to herein as the "Subject Shares"; and

      WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder enter into this Agreement;

      NOW, THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

      1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

            (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the

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Stockholder in connection with the execution and delivery of this Agreement or the ability of the Stockholder to perform his obligations contemplated hereby.

            (b) The Subject Shares. The Stockholder is the beneficial owner of and has good and marketable title to the Subject Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever; provided, however, that the Subject Shares are subject to Rule 144 under the Securities Act of 1933, as amended. The Subject Shares constitute all the capital stock of the Parent owned beneficially or of record by the Stockholder.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

      3.    Covenants of the Stockholder.

            (a) The Stockholder agrees to attend the meeting of stockholders of the Parent to be called with respect to the Merger (including any adjournment thereof) in person or by proxy. At any meeting of stockholders of the Parent called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares, and any other voting securities of the Parent, owned by Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, in favor of the Merger, the adoption by the Parent of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, including, if required, in favor of the issuance of warrants to the Company and/or David A. Belford.

            (b) At any meeting of stockholders of the Parent or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares, and any other voting securities of the Company, owned by Stockholder whether issued heretofore or hereafter, that such person owns or has the rights to vote, against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Parent or any other Acquisition Transaction, or (ii) any amendment of the Parent's certificate of incorporation or by-laws or other proposal or transaction involving the Parent or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions

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contemplated by the Merger Agreement or which could result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled.

            (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement or otherwise, in connection, directly or indirectly, with any Acquisition Transaction.

            (d)   Until the Merger Agreement is terminated and subject to
Section 8 hereof, the Stockholder shall not, and shall use his best efforts to cause any investment banker, attorney or other adviser or representative of the Stockholder not to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Acquisition Transaction or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Transaction.

            (e)   To secure the Stockholder's commitments set forth in this
Section 3, the Stockholder constitutes and appoints the Company or its officers and each of them, with full power of substitution, to be his true and lawful proxy and attorney-in-fact from the date hereof until conclusion of the meeting of stockholders of the Parent as provided in this Section 3 (including any adjournment or adjournments thereof) to vote all Subject Shares then beneficially owned by the Stockholder in accordance with this Section 3. This proxy shall be deemed coupled with an interest, and is irrevocable during the term of this Agreement and will survive death, incompetency and disability of the Stockholder. To the extent inconsistent with this Section 3 hereof, the Stockholder hereby revokes any and all previous proxies or written consents with respect to the Subject Shares.

      4. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

      5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that the Company may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to its stockholders or to any direct or indirect wholly owned subsidiary of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns, heirs, legal representatives and executors.

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      6.    Termination. This Agreement shall terminate upon the earliest of (i)
the close of business on the first anniversary of the date hereof, (ii) the Effective Time (as defined in the Merger Agreement) and (iii) the termination of the Merger Agreement in accordance with its terms (other than pursuant to Section 9.1(c) thereof).

      7.    General Provisions.

            (a) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

            (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

            (c) Amendments. Subject to Section 6 hereof, this Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            (d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to Parent, to:

                        Nationwide Warehouse & Storage, Inc.
                        2097 South Hamilton Road
                        Columbus, Ohio 43232
                        Attn:  David A. Belford

                        with a copy to:

                        Stroock & Stroock & Lavan LLP
                        180 Maiden Lane
                        New York, New York 10038
                        Attn:  Martin H. Neidell

                                and

                  (ii) if to the Stockholder, at the address set forth beneath his name.

            (e) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the

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meaning or interpretation of this Agreement. Wherever the words "include",
"includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

            (g) Entire Agreement: No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      8. Stockholder Capacity. The Stockholder signs solely in its capacity as the record holder and beneficial owner of the Subject Shares and nothing herein shall limit or affect any actions taken by the Stockholder in his capacity as an officer or director of the Parent to the extent specifically permitted by the Merger Agreement.

      9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State and City of New York or in a New York state court located in Manhattan, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State and City of New York or any New York state court located in Manhattan in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State and City of New York or a New York state court located in Manhattan and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                                       NATIONWIDE WAREHOUSE & STORAGE, INC.


                                       By: /s/ David A. Belford
                                          ---------------------


                                       ROOM PLUS, INC.


                                       By: /s/ Marc Zucker
                                          ---------------------


                                       ROOM PLUS SUB, INC.


                                       By: /s/ Marc Zucker
                                          ---------------------


Number of Shares of
Common Stock owned:   422,501          /s/ Marc Zucker
                    -----------           ---------------------
                                       Stockholder: Marc Zucker
                                       Address: 91 Michigan Avenue
                                                Paterson, NJ 07503


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